Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Circle 8 Crane Services LLC

Financial Statements

F-1

CIRCLE 8 CRANE SERVICES LLC

BALANCE SHEETS

(Unaudited)

	September 30,	September 30,
	2022	2021
Assets
Cash and cash equivalents	$1,235,937	$543,477
Accounts receivable, net of $68,765 and $120,000, respectively	5,721,771	4,265,298
Other	-	1,010,462
Prepaid expenses	1,209,678	1,398,628
Total current assets	8,167,386	7,217,865
Rental Equipment, net	31,650,942	44,178,126
Property and equipment, net	4,840,415	5,980,467
Other assets	144,134	83,148
Total assets	$44,802,877	$57,459,606
Liabilities and members’ deficit
Accounts payable	$523,522	$841,684
Accrued expenses and other liabilities	2,920,489	3,852,854
Accrued interest	284,428	869,577
Equipment Notes	4,209,998	2,841,419
Mortgage payable	86,187	60,102
Revolving credit facility and Term loan, net of unamortized debt issuance costs	25,266,839	30,161,712
TCFII note payable	11,353,722	9,403,061
PPP loan payable	-	2,000,000
Total current liabilities	44,645,185	50,030,409
Mortgage payable, net of current portion	1,661,900	1,752,573
PPP loan payable, net of current portion	-	-
Equipment Notes payable, net of current portion	7,409,472	11,473,050
Total liabilities	53,716,557	63,256,032
Member's deficit
Class A units, 5,000 authorized and outstanding	150,000	150,000
Class B units, 5,000 authorized and outstanding	100,000	100,000
Accumulated deficit	(9,163,680)	(6,046,426)
Total members’ deficit	(8,913,680)	(5,796,426)
Total liabilities and members’ deficit	$44,802,877	$57,459,606

Please see accompanying Notes to the Unaudited Financial Statements.

F-2

CIRCLE 8 CRANE SERVICES LLC

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended September 30,
	2022	2021
Revenue:
Sales	$32,384,903	$27,012,949
Cost of revenue	22,125,767	23,324,309
Gross Profit	10,259,136	3,688,640

Operating expenses:
G&A	3,824,358	2,130,728
Payroll expense	2,111,687	1,981,985
Property and franchise taxes	727,269	918,355
Rentals	248,353	331,015
Depreciation	219,055	247,835
Insurance and travel	213,615	144,332
Total operating expenses	7,344,337	5,754,250
Income (loss) from operations	2,914,799	(2,065,610)
Other income (expense):
Other income	-	31,274
Employee retention and PPP loan forgiveness	2,000,000	7,748,041
(Loss) gain on sale of equipment	(344,551)	87,504
Interest expense	(4,606,051)	(4,975,920)
Total other (expense) income	(2,950,602)	2,890,899
Net (loss) income	$(35,803)	$825,289

Please see accompanying Notes to the Unaudited Financial Statements.

F-3

CIRCLE 8 CRANE SERVICES LLC

 COMBINED STATEMENTS OF MEMBERS’ DEFICIT

(Unaudited)

Members’ Deficit
Members’ deficit at December 31, 2021	$(9,127,877)
Net loss	(35,803)
Members’ deficit at September 30, 2022	$(9,163,680)

Members’ Deficit
Members’ deficit at December 31, 2020	$(6,871,715)
Net loss	825,289
Members’ deficit at September 30, 2021	$(6,046,426)

Please see accompanying Notes to the Unaudited Financial Statements.

F-4

CIRCLE 8 CRANE SERVICES LLC

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(35,803)	$825,289
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation expense	5,603,984	6,836,249
Loss (gain) on sale of equipment	344,551	(87,504)
Paycheck protection program loan forgiveness	(2,000,000)	(5,121,800)
Bad debt expense (recoveries)	20,000	(119,963)
Amortization of debt issuance costs	-	316,767
Interest accrued on TCFII note payable	1,493,119	1,236,589
Changes in operating assets and liabilities:
Accounts receivable	(2,265,441)	(1,120,926)
Other receivables	129,200	(1,010,462)
Prepaid insurance	1,268,628	1,079,984
Other assets	(3,327)	1,415
Accrued interest	(376,155)	563,500
Accounts payable	(63,939)	527,923
Other accrued liabilities	(1,178,066)	(268,704)
Payroll liabilities	(111,845)	234,841
Net cash provided by operating activities	2,824,906	3,893,198
Cash flows from investing activities
Purchase of property, equipment and rental cranes	(1,358,662)	-
Proceeds from sale of equipment and rental cranes	4,136,933	789,109
Net cash provided by investing activities	2,778,271	789,109
Cash flows from financing activities
Proceeds from paycheck protection program loan	-	2,000,000
Payments, net of proceeds, on CIT revolving credit facility	(554,275)	(2,777,069)
Principal payments on insurance payable	(1,355,053)	(1,092,032)
Principal payments on mortgage payable	(58,640)	(48,119)
Principal payments on CIT term loan	(337,120)	(378,722)
Principal payments on equipment notes payable	(2,617,816)	(2,657,997)
Net cash used in financing activities	(4,922,904)	(4,953,939)
Net increase (decrease) in cash	680,273	(271,632)
Cash, beginning of period	555,664	815,109
Cash, end of period	$1,235,937	$543,477

Supplemental cash flow disclosure
Cash paid for interest	$3,698,081	$3,739,331
Supplemental disclosure of non-cash investing and financing activities
Prepaid insurance premiums financed through debt proceeds	(1,487,834)	(1,387,731)
Equipment additions financed through debt	(92,022)	-
Increases in note payable to TCFII due to accrued interest	(1,493,119)	(1,236,589)

Please see accompanying Notes to the Unaudited Financial Statements.

F-5

CIRCLE 8 CRANE SERVICES LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTH PERIOD ENDED AND AS OF SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2021

(Unaudited)

1.	PRINCIPAL BUSINESS ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Principal business activity

Circle 8 Crane Services, LLC (the Company) operates and maintains a large fleet of cranes including diverse equipment to meet customers’ heavy lifting needs. The Company’s team includes professional crane operators and riggers with diverse backgrounds to provide a range of heavy lifting and custom equipment rigging services for both the oilfield and construction markets. The Company operates primarily in Texas, Louisiana, New Mexico, and Oklahoma. The Company shall continue indefinitely until dissolved.

Concentration of credit risk

The Company maintains its cash accounts in various deposit accounts, the balances of which are periodically in excess of federally insured limits.

Receivables and credit policy

Trade receivables due from customers are uncollateralized customer obligations due under normal trade terms requiring payment within 30 to 60 days from the invoice date. Trade receivables are stated at the amount billed to the customer. The Company typically does not charge interest on overdue customer account balances; however, it reserves the right to suspend additional services until payment is received. Payments of trade receivables are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change.

Rental equipment

Rental equipment recorded at cost and depreciated over the estimated useful lives of the cranes which are estimated to be 7-10 years. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to cost of revenue as incurred. When rental equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in other income.

Depreciation for rental equipment is charged to cost of sales and rentals and is computed the straight-line method over the estimated useful lives. A salvage value of 20% is utilized when calculating the depreciable basis for rental cranes.

The rental fleet consists of the following components:

	September 30,	September 30,
	2022	2021
Rental cranes	$77,147,930	$95,668,846
Accumulated depreciation	(45,496,988)	(51,490,720)
Rental equipment, net	$31,650,942	$44,178,126

Rental equipment depreciation for the nine months ended September 30, 2022 and 2021 was $4,866,252 and $5,688,935, respectively, are included as a component of cost of goods sold.

F-6

Property and equipment

Years
Equipment	7-10
Building and improvements	7-25
Vehicles	5-10
Furniture, fixtures	5-10

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at September 30, 2022 or 2021.

Depreciation expense related to property and equipment, totaled $737,732 and $1,147,314, respectively, for the nine months ended September 30, 2022 and 2021. $518,676 and $899,478, respectively, are included as a component of cost of goods sold on the statement of operations for the nine months ended September 30, 2022 and 2021.

Debt issuance costs

Debt issuance costs are amortized over the period the related obligation is outstanding using the straight-line method, which is considered a reasonable estimate of the effective interest method. Debt issuance costs are included within long-term debt on the balance sheet. Amortization of debt issuance costs is included in interest expense in the accompanying financial statements and totaled $0 and $316,757 during the nine months ended September 30, 2022 and 2021, respectively.

Income taxes

The Company is treated as a disregarded entity for tax return preparation. As such, the member reports the taxable income or loss on its tax return. The member has elected under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its stockholder. The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of September 30, 2022 and 2021, the unrecognized tax benefits accrual was zero. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred.

Revenue recognition

The Company provides crane services to customers under various short-term agreements. Each service includes the use of equipment and personnel necessary to complete the heavy-lifting service and specifies the cost of each agreed upon billing rate which may be hourly, daily, or weekly. Furthermore, the Company provides pump servicing to customers on an as needed basis.

The Company uses an input method to recognize revenue based upon completion of hourly, daily or weekly agreements with customers. Recognition of revenue over time reflects the amount of consideration the company expects to be entitled to for the transfer of services performed to date.

F-7

Sales taxes

Various states impose a sales tax on the Company’s sales to non-exempt customers. The Company collects the sales tax from customers and remits the entire amount to each respective state. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of sales.

Advertising costs

Advertising costs are expensed as incurred. Such costs totaled $5,795 and $705 for the nine months ended September 30, 2022 and 2021, respectively.

Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	REVENUE

The Company provides services to customers under various short-term agreements. Each service includes the use of equipment and personnel necessary to complete the heavy-lifting service and specifies the cost of each agreed upon billing rate which may be hourly, daily, or weekly. Furthermore, the Company provides pump servicing to customers on an as needed basis.

Revenue is heavily dependent upon customers in the oil and gas industry and is produced primarily in the following locations for the periods ended September 30:

	2022	2021
South Texas	$15,359,793	$9,934,162
West Texas	10,976,306	11,352,104
East Texas	5,853,634	5,217,920
Houston	195,170	470,668
Midcontinent	-	38,095
Total revenue	$32,384,903	$27,012,949

The Company generally pays a commission to internal sales representatives after collection of payment on the invoice from customers. The company does not pay commissions on unpaid invoices or invoices paid after 90 days from invoice date. The Company recognizes commissions expense concurrently with the fulfillment of all requirements including completion of the service and payment by the customer.

The Company does not have any material contract assets or contract liabilities on the balance sheet. The beginning and ending balances for accounts receivables, net were as follows for the periods ended September 30, 2022 and 2021:

	2022
	January 1	September 30
Accounts receivable	$3,596,330	$5,790,536
Less: allowance for doubtful accounts	(120,000)	(68,765)
Accounts receivable, net	$3,476,330	$5,721,771

	2021
	January 1	September 30
Accounts receivable	$3,227,959	$4,354,866
Less: allowance for doubtful accounts	(203,551)	(89,568)
Accounts receivable, net	$3,024,408	$4,265,298

F-8

3.	INSURANCE NOTE PAYABLE

During the nine months ended September 30, 2022 and 2021, the Company financed $1,487,834 and $1,387,731, respectively, in insurance premiums relating to auto and property and casualty insurance coverage. The premiums were financed at 5.24% and are due in monthly installments, including interest, through June 2023 and 2022, respectively. The balance which remains outstanding as of September 30, 2022 and 2021 is $976,345 and $1,245,600, respectively.

4.	CIT FUNDING

During November 2018 the Company entered into a loan, security, and guarantee agreement with CIT Northbridge Credit, LLC (CIT) as agent. This agreement contains commitments from two lenders and provides a credit revolving credit facility and a term loan.

The agreement was modified several times during 2021. As of September 30, 2022 and 2021, the revolving credit facility provides for borrowings up to $35,000,000 as supported by the borrowing base which is based on i) accounts formula account, which is defined as 85% of eligible accounts receivable adjusted by various factors, plus ii) the rental equipment formula amount, which is defined as the less of a) the applicable net orderly liquidation value of eligible rental equipment or b) 100% of the net book value of eligible renal equipment plus various adjustments, plus iii) the special advance amount less iv) the availability reserve. The agreement was formally extended through June 8, 2022 and informally extended thereafter although no written agreements were entered into until the transaction detailed in Note 17.

The obligations shall bear interest at a variable rate which is the applicable margin plus the LIBO rate, as defined in the agreement, in effect for each monthly period. The applicable margin is defined as 7.75% with respect to loans not predicated on the special advance amount and a special advance rate of LIBO + 12.25% with a LIBO floor of 1.75%. Additionally, a forbearance agreemet was executed during 2020 and a default interest rate of an additional 2% was charged as specified. As of September 30, 2022, the balance on the revolver was $24,782,452 of which $7,095,000 was considered the special advance balance. As of September 30, 2021, the balance of the revolver was $28,614,177 of which $5,742,074 was considered the special advance balance. However, this fluctuates at each adjustment date specified in the agreement. In addition, the Circle 8 Crane Services, LLC has an outstanding term loan with CIT Funding as detailed in the following table which requires monthly principal payments of $63,123. Once repaid, term loans may not be reborrowed. Any prepayment of the term loans are subject to a prepayment penalty as detailed in the agreement.

As of September 30, 2022 and 2021, interest rate charged on the revolver and the term loan was 9.50% while the interest rate on the special advance was 14.00%. In addition, Circle 8 Crane Services, LLC is required to pay an annual collateral management fee to the agent equal to 0.20% of the revolver commitment.

As of September 30, 2022 and 2021, Circle 8 Crane Services, LLC was in default and under reservation of right. During May 2022 a forbearance agreement was executed which extended the maturity to June 8, 2022. As of September 30, 2022 the debt was informally extended while the Company negotiated the terms of another forbearance agreement to bridge the time period until the sale of assets. Until forbearance is reached, the lender can call the debt at any time.

These obligations are secured by all assets of the Company and are guaranteed by C8 Holdco, Inc., the member of Circle 8 Crane Services, LLC. In addition, the Class A and Class B units of Circle 8 Crane Services, LLC are pledged as collateral. Borrowings under the line of credit are subject to certain covenants and restrictions on indebtedness and dividend payments. As of September 30, 2022 and 2021, the Company was not in compliance with these covenants.

As of September 30, 2022 borrowings due under these agreements are as follows:

	Revolving	Term loan
	credit facility	payable
Current portion of amounts outstanding to CIT	$24,782,452	$484,387

As of September 30, 2021 borrowings due under these agreements are as follows:	Revolving	Term loan
	credit facility	payable
Amounts outstanding to CIT	$28,614,177	$1,613,110
Less: unamortized debt issuance costs	(60,985)	(4,590)
Current portion of amounts outstanding to CIT, net of unamortized debt issuance costs	$28,553,192	$1,608,520

F-9

5.	MORTGAGE PAYABLE

During 2020, the Company entered into a mortgage payable with Charter Bank of Corpus Christi, Texas for $1,920,000. The proceeds from this mortgage were utilized for a partial refinance as well as general financing for the Company of $645,743. This agreement had a balance of $1,748,087 and $1,812,675 as of September 30, 2022 and 2021, respectively. It requires 60 monthly payments of $18,613 as well as a final balloon payment of any remaining principal and accrued interest upon maturity in January 2025. This note bears interest at 8.125% and is collateralized by the corporate building constructed with this loan. Furthermore, this note is guaranteed by Phillip Bryson and Allen Bryson, two majority stockholders of C8 Holdco, Inc. which is the owner of Class A and B units of Circle 8 Crane Services, LLC.

Future maturities of the mortgage payable are as follows:

Years Ending September 30,	Amount
2023	$86,187
2024	93,108
2025	1,568,792
Total	$1,748,087

6.	EQUIPMENT NOTES PAYABLE

Equipment notes payable and equipment capital leases consist of the following as of September 30:

	2022	2021
Notes payable to Ally Financial with interest rates ranging from 5.39% to 6.99% maturing through September 2023, all notes are collateralized with vehicles held by the Company. At September 30, 2022, the Company had 4 notes outstanding.	$69,560	$119,877
Notes payable to Ford Motor Credit with interest rates ranging from 4.74% to 6.89% maturing through 2025, all notes are collateralized with vehicles held by the Company. At September 30, 2022, the Company had 15 notes outstanding	248,875	266,058
Note payable to Balboa with an interest rate of 6.95% maturing May 19, 2022. The note is collateralized with vehicles and trailers held by the Company.	-	33,298
Notes payable to De Lage Landen Financial Services with interest rates ranging from 4.98% to 6.09% maturing through June 2026, all notes are collateralized with cranes held by the Company. At September 30, 2022, the Company had 12 notes outstanding.	9,228,333	11,283,261
Capital lease obligation - Note 9	2,072,702	2,611,975
Total	11,619,470	14,314,469
Less current maturities	(4,209,998)	(2,841,419)
Long-term debt less current maturities	$7,409,472	$11,473,050

During the nine months ended September 30, 2021, the Company executed payment deferral arrangements with Lord Securities Corporation on the capital leases detailed above as well as various operating leases. Furthermore, during the nine months ended September 30, 2021 the Company entered into a payment deferral arrangement with Ford Motor Company. These agreements deferred principal payments for various items up to six months during the year. Adjusted terms established upon expiration of each modification were utilized when calculating future maturities of equipment notes payable presented below.

Future maturities of equipment notes payable are as follows:

Years Ending September 30,	Amount
2023	$4,209,998
2024	4,237,075
2025	2,587,526
2026	535,765
2027	49,106
Total	$11,619,470

F-10

7.	TCFII NOTES PAYABLE

Circle 8 Crane Services, LLC has a term loan agreement outstanding with TCFII C8 Lender, LLC, and TCFII C8 Admin, LLC, the term loan agent (collectively referred to a “TCFII”). The initial loan was for $10,000,000 and was considered a second lien loan. This agreement was amended several times throughout 2020. During January and February 2020, the second lien agreement had a monthly accrual of pay-in-kind interest at a per annum rate equal to 5% plus the applicable special advance margin, plus 1.50%, which was capitalized and added to the amount of outstanding principal. In addition, this agreement required cash payment of interest at a rate of 8%. In February 2020, the agreement was amended to require cash payment of interest of 8% as well as accrual of paid-in-kind interest at a rate of 8% as well as monthly scheduled payments of principal in respect of the subordinated debt in an amount of $150,000 per month on the last business day of each month commencing on February 29, 2020, which amounts shall be payable only according to certain terms. The agreement was later amended in October 2020 which was defined as the special advance date which stipulated that paid-in-kind interest would be charged at 16%. Furthermore, the Company entered into a forbearance agreement in August 2020 which stated that the default interest rate of 20% per annum would be charged. After the special advance termination date as defined by the lender, regularly scheduled monthly payments of cash interest at the rate of 16% per annum shall be payable only if no Senior Event of Default is then in existence or would be caused by the making of such payment and monthly scheduled payments of principal in an amount of $200,000 shall be payable only if (a) no Senior Event of Default is then in existence or would reasonably be expected to result by the making of such payment, and (b) C8 Holdco and its Subsidiaries are in compliance with the applicable financial tests set forth in the agreement for the most recent period for which financial statements have been delivered to Senior Agent under the Senior Credit Agreement.

This note remains collateralized by assets of the Company. Furthermore, this note is guaranteed by stock of C8 Holdco, Inc. which is the owner of Class A and B units of Circle 8 Crane Services, LLC. However, this loan is subordinated to the CIT funding described in Note 4. The loan contains various restrictive covenants and were collateralized by assets of the Company. Effective January 21, 2020, the agreement was amended to extend the maturity date to the same date of CIT’s maturity date. As of September 30, 2022 and 2021, Circle 8 Crane Services LLC was in default and under reservation of right. Borrowings under the term loan agreement are subject to certain covenants and restrictions on indebtedness and dividend payments. As of September 30, 2022 and 2021, the Company was not in compliance with these covenants and the Company is currently negotiating the terms of the debt and the lender could call the debt at any time.

As of September 30, 2022 and 2021, the payable to TCFII is $11,353,722 and $9,403,061, respectively, which includes $4,717,562 and $2,766,901 of paid-in-kind interest that has been accrued to date through September 30, 2022 and 2021, respectively.

8.	PAYCHECK PROTECTION PROGRAM (PPP) LOANS

In April 2020 the Company was granted a $5,121,800 loan under the Paycheck Protection Program (PPP) administered by a Small Business Administration (SBA) approved partner. The loan was uncollateralized and was fully guaranteed by the Federal government. The Company initially recorded a note payable and subsequently recorded forgiveness when the loan obligation was legally released by the SBA. The Company recognized $5,121,800 of loan forgiveness income during the nine months ended September 30, 2021.

In addition, in February 2021 the Company was granted a $2,000,000 loan under the Paycheck Protection Program (PPP) administered by a Small Business Administration (SBA) approved partner. The loan was uncollateralized and was fully guaranteed by the Federal government. The Company initially recorded a note payable and subsequently recorded forgiveness when the loan obligation was legally released by the SBA. The Company recognized $2,000,000 of loan forgiveness income during the nine months ended September 30, 2022.

9.	LEASES

Short-term related party operating leases

The Company leases various storage facilities and office space with entities owned by shareholders of the Company. The associated operating leases are primarily on a month-to-month basis with one lease that matures in April 2022 which has a future remaining obligation of $21,000. Rent expense under these leases totaled $31,000 and $31,500 for the nine months ended September 30, 2022 and 2021, respectively.

Other leases

The Company leases office and storage space under various short and long-term leases, vehicles and equipment under various long-term lease agreements. The leases expire at various dates through May 2024. Total lease expense for these leases for the periods ended September 30, 2022 and 2021 totaled $380,876 and $1,808,333 included in cost of goods sold of $217,353 and $299,515 included in operating expenses, respectively.

F-11

Future minimum lease payments are as follows:

	Capital	Operating
Periods ending September 30,	Leases	Leases
2023	$963,506	$226,818
2024	947,633	209,165
2025	518,066	34,461
Total minimum lease payments	2,429,205	$470,444
Less portion representing interest	(356,503)
Present value of minimum lease payments – Note 6	$2,072,702

Leased property under capital leases at September 30, 2022 and 2021 includes:

	2022	2021
Rental cranes	$4,808,731	$4,808,731
Less accumulated depreciation	(1,991,563)	(1,606,864)
Total	$2,817,168	$3,201,867

10.	SELF-INSURED COVERAGE

The Company sponsors a self-insured group medical insurance plan which provides for certain levels of coverage. Stop-loss coverage has been purchased through a third-party insurance provider to limit the Company’s exposure. The maximum claim exposure for the group medical insurance was $65,000 per claim.

The Company has accrued a liability for claims incurred, but not yet reported based on its consideration of prior claims experience, recently settled claims, frequency of claims, and other economic and social factors. For the nine months ended September 30, 2022 and 2021, the Company incurred $579,261 and $323,987 in expense related to the self-insurance program.

11.	DEFINED CONTRIBUTION PLAN

The Company has a defined contribution plan offered to employees. The plan provides that employees who have attained the age 21 and completed six months of service can contribute a specified percentage of their earnings to the plan. Employer matching contributions are made on the first 4% of compensation contributed by participants. Total expense related to the plan for the nine months ended September 30, 2022 and 2021 was $118,536 and $91,502, respectively.

12.	CUSTOMER CONCENTRATIONS

The following table summarizes the Company’s customer concentrations of revenue for the nine months ended September 30, 2022 and 2021:

Revenue	2022	2021
Customer A	14%	17%
Customer B	16%	12%

13.	MEMBER’S EQUITY

The Company currently has three different classes of equity authorized, which are valued using a previous valuation performed on each class of units, with units outstanding for two of these classes. Currently there is no differentiation between various units. If necessary, designations, powers, preferences, rights, qualifications, limitations and distributions, or variations in the relative rights and preferences between different series shall be established by the Board of Directors.

As of September 30, 2022 and 2021, all units are owned by the same member and there are no key differences in terms between any unit classes.

F-12

14.	EMPLOYEE RETENTION CREDITS

The Coronavirus Aid, Relief, and Economic Security Act provided an employee retention credit (the credit) which is a refundable tax credit against certain employment taxes of up to $5,000 per employee for eligible employers. The credit is equal to 50% of qualified wages paid to employees, capped at $10,000 of qualified wages through December 31, 2020. The Consolidated Appropriations Act of 2021 and the American Rescue Plan Act of 2021 expanded the availability of the credit, extended the credit through September 30, 2021, and increased the credit to 70% of qualified wages, capped at $7,000 per quarter. As a result of the changes to the credit, the maximum credit per employee increased from $10,000 in 2020 to $21,000 in 2021. During the nine months ended September 30, 2021, the Company recorded a $2,626,241 benefit related to the credit which is presented in the statement of operations as other income.

The Company has elected to account for the credits received as a loss recovery by applying FASB ASC 410, Asset Retirement and Environmental Obligations. Under this method, the Company recorded income related to the credits when it determined receipt of them was probable. As of September 30, 2021, the Company has recorded a receivable of $1,008,439 related to remaining credits that are anticipated to be received which is reflected as a component of other receivables on the balance sheet.

15.	CONTINGENCIES

PPP Loan review

Loans issued under the PPP were subject to good-faith certifications of the necessity of the loan request. Borrowers with loans issued under the program in excess of $2 million are subject to review by the SBA for compliance with the program requirements. If the SBA determines that a borrower lacked an adequate basis for the loan or did not meet the program requirements, the loan will not be eligible for loan forgiveness and the SBA will seek repayment of the outstanding PPP loan balance. As such, the potential exists that the Company may be deemed ineligible for loan forgiveness and be required to repay the loan.

The Company applied for and received loan forgiveness from the SBA on its initial PPP loan in 2021, and the second PPP loan in 2022. In accordance PPP loan requirements, the Company is required to maintain PPP loan files and certain underlying supporting documents for periods ranging from three to six years. The Company is also required to permit access to such files upon request by the SBA. Accordingly, there is potential the PPP loan could be subject to further review by the SBA and that previously recognized forgiveness could be reversed based on the outcome of this review.

Employee retention credits

The Company’s credit filings remain open for potential examination by the Internal Revenue Service through the statute of limitations, which has varying expiration dates extending through 2027. Any disallowed claims resulting from such examinations could be subject to repayment to the federal government.

General

The Company is in active litigation with a former employee who alleged that the Company violated fair labor standards act by not paying him overtime wages. The Company filed an original answer on June 3, 2020 as the Company believes that the claims are without merit and will continue to defer the matter vigorously. Because of the timing of the case as well as court’s scheduling orders this matter is ongoing. The Company moved for summary judgment in June 2022, asking the Court to dismiss all claims against the Company. Subsequently, the former employee sought and was granted additional time for discovery. The district court granted summary judgment in favor of the Company due to dismissed the former employee’s claim during March 2022. The former employee has subsequently filed a notice of appeal but this matter continues to be ongoing.

In addition, the Company has a lawsuit that seeks to recover damages related to a former employee related to breach of duties and wrongful conduct related to a former employee. During August 2022, the court required an in-person hearing and opposing counsel did not appear, thus there was no opposition to the Company’s request for the court to issue a docket control order which is awaiting issuance. The Company will pursue further discovery in this case, however, counsel is not able to express an opinion as to whether an unfavorable outcome is probable or remote and/or the range of potential recovery, if any.

Lastly, the Company has another ongoing lawsuit from March 2020 whereby the Company has brought declaratory judgement, misappropriate of trade secrets, and other matters against a former employee. The former employee brought counterclaims against the Company including breach of contract, conversion, fraud in stock transaction, and tortious interference, amongst other claims. The employee’s claims state that he never signed an employment agreement with the Company and, therefore, the Agreement is not a valid contact. All parties have exchanged initial discovery requests and responses. The Company plans to continue to litigate this matter by pursuing additional discovery and filing a motion for partial summary judgment against the former employee. However, currently the matter is ongoing and legal counsel is not able to express no opinion whether an unfavorable outcome is probable or remote and/or the range of potential recovery.

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16.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations, has current liabilities in excess of current assets, and has a net member’s deficit. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company expects continued improvement from the following factors and plans intended to mitigate the conditions described above are:

•	Activity continues to rebound due to the national recovery from the COVID-19 pandemic. The Company has implemented rate increases to match activity.

•	Increasing oil prices and market shift in demand for more exploration and development companies to require drilling which would increase demand for crane services.
•	Continuation of cost cutting efforts to generate positive cash flows from operations.
•	Continuing discussion on potential relief from lenders on covenants and maturity extension.
•	Completion of an asset sale as detailed in Note 17 whereby the Company was able to alleviate a substantial portion of debt and negotiate various debt agreements.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

17.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 23, 2023, the date which the financial statements were available to be issued.

Subsequent to the end of the periods, the Company continues to navigate various payment deferral arrangements and renegotiate terms on notes payable on various debt detailed in Notes 4, 5, 6, and 7 as well as leases detailed in Note 9.

Lastly, effective December 16,  2022 the Company completed an asset sales agreement to sell substantially all of its assets whereby the acquirer, Circle 8 Newco – subsidiary of BitNile Holdings Inc., agreed to assume certain specified liabilities of the Company.

As consideration for the acquisition of the acquired assets, at the closing of the transaction, Circle 8 Crane Services will receive Class D equity interests in Circle 8 Holdco LLC (holding company for Circle 8 Newco) and will be eligible to receive cash earnout payments in an aggregate maximum amount of up to $2,100,000 based on the achievement by Circle 8 Newco of certain EBITDA targets over the three year period following the completion of the acquisition of the Acquired Assets by Circle 8 Newco. Additionally, Circle 8 Newco has agreed that it will be initially capitalized with an aggregate amount of at least $16,000,000, up to $1,350,000 of which will be used to pay the expenses of Circle 8 Newco and Circle 8 Crane Services at closing incurred in connection with their negotiation and execution of the Asset Purchase Agreement, approximately $3,000,000 of which will be used to pay off Circle 8 Crane Services’ subordinated debt facility in full at the closing and approximately $11,650,000 of which will be used to pay down a portion of the Circle 8 Crane Services’ senior debt facility at the closing, the remainder of which will be assumed by Circle 8 Newco pursuant to a new line of credit issued by Circle 8 Crane Services’ current senior lender. Any remaining cash amounts will be retained by Circle 8 Newco as working capital to operate its business following the closing of the acquisition of the Acquired Assets.

The Asset Purchase Agreement contains post-closing indemnification provisions pursuant to which the Circle 8 Crane Services and Circle 8 Newco have agreed to indemnify each other against losses resulting from certain events, including breaches of representations and warranties, covenants and certain other matters.

Circle 8 Crane Services and Circle 8 Newco will enter into certain other agreements, including a lease agreement for the former headquarters of Circle 8 Crane Services and a promissory note securing Circle 8 Crane Services’ post-closing indemnification obligations to Circle 8 Newco under the Asset Purchase Agreement.

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